Exhibit 99.2
Amendment
     This Amendment (this “Amendment”), dated as of December 15, 2006 to the Agreement (the “Agreement”), dated as of November 15, 2006, by and among Salton, Inc., a Delaware corporation (the “Company”), and Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”).
     WHEREAS, in accordance with Section 11 of the Agreement, each of the Company and Harbinger wish to amend the Agreement as provided herein.
     The parties hereto agree that the Agreement is hereby amended by replacing all references to “December 15, 2006” with “January 2, 2007.”
     This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.
     The Company acknowledges and agrees that Harbinger is required to file this Amendment on an amended Schedule 13D following its execution and delivery.
     This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.
     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto on the date first written above.

Salton, Inc.
By:
Its:

Harbinger Capital Partners Master Fund I, Ltd.
By:	Harbinger Capital Partners Offshore Manager,
L.L.C., as its investment manager

By:
Its: